Sentinel Trustee’s Petition For Rehearing Is Denied

NEW YORK, May 19, 2014 -- INTL FCStone Inc. (NASDAQ: “INTL”, “the Company”) today announced that the U.S. Court of Appeals for the Seventh Circuit has denied the petition by the Liquidation Trustee of the Sentinel Liquidation Trust for a rehearing and a rehearing en banc of that court’s March 2014 decision in favor of the Company’s subsidiary, FCStone, LLC, in the matter concerning the 2007 bankruptcy of Sentinel Management Group, Inc. The only recourse now open to the Liquidation Trustee is an appeal to the U.S. Supreme Court, for which the Liquidation Trustee has 90 days from today to lodge a petition.

About INTL FCStone Inc.
INTL FCStone Inc. is a diversified, global financial services organization providing financial products and advisory and execution services to help our clients access market liquidity, maximize profits and manage risk.

Further information on INTL is available at www.intlfcstone.com.

Forward Looking Statements
This press release includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to INTL FCStone Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by INTL FCStone Inc. with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. INTL FCStone Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

INTL FCStone Inc.
Kent Coughlin
Director of Public Relations
+615-234-2756
kent.coughlin@intlfcstone.com